Exhibit 23.1

                                           INDEPENDENT AUDITORS' CONSENT


The Board of Directors
CNS, Inc:


We consent to incorporation by reference in the registration statements Nos. 33-19044, 33-29454, 33-42971, and 33-59719 on Form S-8 of CNS, Inc. of our
report dated January 21, 1998, relating to the balance sheets of CNS, Inc. as of December 31, 1997 and 1996, and the related statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997, which report is incorporated by reference in the December 31, 1997 annual report on Form 10-K of CNS, Inc.


                                                           KPMG Peat Marwick LLP


Minneapolis, Minnesota
March 27, 1998